Exhibit 1.2

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Termination Agreement”), effective as of December 3, 2021 (the “Effective Date”), is made and entered into by and between Further Operations, LLC, a Delaware limited liability company (fka Viking Acquisition Corp., a Delaware corporation) and wholly owned subsidiary of HealthEquity, Inc., a Delaware corporation (“Buyer”), and MII Life Insurance, Incorporated d/b/a Further, a Minnesota corporation (“Seller”). Capitalized terms used but not defined herein shall have the same meanings as in that certain VEBA Asset Purchase Agreement (the “VEBA Purchase Agreement”), dated as September 7, 2021 by and among Seller, Buyer, and HealthEquity, Inc.

RECITALS

A.           Section 7.1(a) of the VEBA Purchase Agreement provides that Buyer and Seller may terminate the VEBA Purchase Agreement by mutual written consent.

B.            Buyer and Seller wish to terminate the VEBA Purchase Agreement pursuant to Section 7.1(a) of the VEBA Purchase Agreement.

AGREEMENT

In consideration of the foregoing recitals and the mutual promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Termination of VEBA Purchase Agreement. The VEBA Purchase Agreement is hereby terminated effective as of the Effective Date.

2.            Effect of Termination. The effect of the termination of the VEBA Purchase Agreement shall be as set forth in Section 7.2 of the VEBA Purchase Agreement.

3.            Miscellaneous. Section 9 of the VEBA Purchase Agreement is incorporated herein by reference, mutatis mutandis, as though set forth in full herein.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement effective as of the Effective Date.

Further Operations, LLC		MII Life Insurance, Incorporated

By:	/s/ Jon Kessler	By:	/s/ John Uribe
Name: Jon Kessler		Name: John Uribe
Title: President		Title: Vice President

[Signature Page to Termination Agreement]